EXHIBIT 15



[LOGO] ERNST & YOUNG      o Ernst & Young LLP          o Phone:  (713) 750-1500
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June 23, 2005



To the Board of Directors and Shareholders of Sysco Corporation:

We are aware of the  incorporation  by reference in the  Registration  Statement
(Form S-3 No. 333-_____) of Sysco Corporation for the registration of 330,022 shares of its common stock of our reports dated November 10, 2004, February 10, 2005, and May 12, 2005, relating to the unaudited condensed consolidated interim financial statements of Sysco Corporation that are included in its Forms 10-Q for the quarters ended October 2, 2004, January 1, 2005, and April 2, 2005.


                                                     /s/ Ernst & Young LLP


Houston, Texas
June 23, 2005


                    A Member Practice of Ernst & Young Global